Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 (Amendment No. 1) of BioLife Solutions, Inc. of our report dated March 15, 2017, relating to our audits of the consolidated financial statements of BioLife Solutions, Inc. and Subsidiary appearing in the Annual Report on Form 10-K of BioLife Solutions, Inc. for the year ended December 31, 2016.

We also consent to the reference to us under the heading "Experts" in this Registration Statement on Form S-3 (Amendment No. 1).

/S/ PETERSON SULLIVAN LLP

Seattle, Washington

February 5, 2018